                                                                   Exhibit 10.24

                                October 11, 2001

Mr. Jack A. Hockema
Kaiser Aluminum & Chemical Corporation
5847 San Felipe, Suite 2600
Houston, Texas 77057

         Re:      Chief Executive Officer Agreement

Dear Jack:

         On behalf of the Board of Directors of Kaiser Aluminum & Chemical
Corporation (the "Company") this letter agreement will confirm the terms of our offer to you to become the President and Chief Executive Officer of the Company.

         The terms of our offer are as follows:

-        POSITION: The Company agrees to employ you in the position of President and Chief Executive Officer of the Company. In this position you will perform the duties and responsibilities commensurate with the position of Chief Executive Officer and such other duties as may be determined and assigned by the Board.
-        TERM: The term of this agreement is for the period October 9, 2001 through December 31, 2002.
-        BASE SALARY RATE: Your annual base salary rate will be $730,000, payable in accordance with the Company's standard payroll schedule.
-        SHORT TERM INCENTIVE: Your Short Term Incentive Bonus target ("STI") is
         $500,000. Payment will be from 50% to 300% of target based upon attainment of written objectives established by the Board after consultation with you for the calendar year 2002, and at target on a pro-rata basis for the period remaining in 2001. As to 2002, the Board shall determine whether any STI has been earned and its decision will be final and binding. Such determination will be made on or before
         January 31, 2003, and will be paid not later than 90 days thereafter.
         You will have no right to any portion of the STI Bonus should your employment be terminated for cause or if you choose to end your employment with the Company prior to December 31, 2002.
-        LONG TERM INCENTIVE: Your Long Term Incentive Bonus ("LTI") opportunity is valued at $1,500,000 for the term of this agreement. The LTI will be granted one-half in the form of Restricted Stock, and one-half in the form of Stock Options. The Restricted Stock grant will be made in two separate grants, one in 2001 and the other in 2002. The grants will be made in accordance with the Company's standard pricing, vesting, and term conditions.
-        WORK LOCATION: The primary work location is the Company headquarters in
         Houston, Texas and you will be required to spend 80 % or more of your office based work time at this location.
-        TEMPORARY LIVING: The Company will reimburse you for your reasonable temporary housing expenses while in Houston, Texas during this assignment. The Chairman of the Board will have the discretion to approve these amounts. You will be allowed to submit reasonable airline travel expenses for you and your spouse under the company's expense reimbursement program.
-        BENEFITS: You will remain eligible for Company sponsored benefits, other than as set forth above, as provided to you by the Company.
-        TERMINATION: Although your employment remains terminable at will
         (subject to the terms of the Enhanced Severance Agreement), if, in the sole discretion of the Board, it terminates your assignment as
         President and CEO, the parties agree that you will be returned to the position of President, Fabricated Products at the compensation level of the Chief Executive Officer position for the balance of the term, and thereafter, at the following compensation level effective January 1,
         2003: annual base salary rate $400,000.00; Short Term Incentive
         $210,000.00; and Long Term Incentive $500,000.00 per your preexisting incentive compensation terms.

         Jack, the Board and I are excited about the prospect of you serving as the Company's President and Chief Executive Officer and bolstering our performance. We look forward to working with you.

         If the terms of this offer are acceptable please sign in the space provided below and return this Letter Agreement to me.

                                            Very truly yours,

                                            /S/ George T. Haymaker, Jr.
                                            George T. Haymaker, Jr.
                                            Chairman of the Board

Agreed to and accepted by:

/S/ Jack A. Hockema
Jack A. Hockema

October 11, 2001